Exhibit 15

August 13, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 8, 2003, except for Note Q, as to which the date is July 18, 2003, on our review of interim financial information of Alcoa Inc. and subsidiaries as of and for the three and six month periods ended June 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated August 13, 2003.

Very truly yours,

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP